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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                DECEMBER 30, 2005

                                 LSB CORPORATION
             (Exact name of registrant as specified in its charter)

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
        MASSACHUSETTS                    000-32955                04-3557612
(State or other jurisdiction     (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)
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                             30 MASSACHUSETTS AVENUE
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 725-7500
    (Address, including zip code, of registrant's principal executive offices and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

          The discussion under Item 5.03. "Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year", below, is hereby incorporated by reference herein.

ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

          The summary description of certain Rights Agreement dated as of December 19, 1996 between Lawrence Savings Bank and State Street Bank and Trust Company, as rights agent, as assumed by the registrant in connection with its reorganization as the holding company for Lawrence Savings Bank effective July 1, 2001 (the "Current Rights Plan") as set forth in the Company's Current Report on Form 8-K dated July 2, 2001, is hereby incorporated by reference herein. The summary description of the form of the Renewed Rights Plan, as approved by the Company's Board of Directors on November 17, 2005, as set forth in the Company's Current Report on Form 8-K dated November 23, 2005, is hereby incorporated by reference herein.

          On December 30, 2005, the registrant submitted for filing in the Office of the Secretary of the Commonwealth of Massachusetts certain Articles of Amendment ("Articles of Amendment") of the Company's Articles of Organization.

          The Articles of Amendment, which became effective immediately upon filing, designate a series of 200,000 shares of Series A Junior Participating Preferred Stock, specifying the rights and preferences of such preferred stock (hereinafter, the "Preferred Stock"). The Preferred Stock has been reserved for issuance upon exercise of (A) rights issued pursuant to the Current Rights Plan, as approved by the Board of Directors of Lawrence Savings Bank on December 19, 1996, and adopted by the Company effective July 1, 2001, or (B) rights issued pursuant to the Renewed Rights Plan (rights issued under either the Current Rights Plan or the Renewed Rights Plan being hereinafter referred to as "Rights").

Preferred Stock Provisions

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Under the Current Rights Plan and the Renewed Rights Plan (collectively, the "Plans"), each Right entitles the registered holder (other than an "Acquiring Person" or "Adverse Person" as defined in the Plans) to purchase from the Company a unit (a "Unit") consisting of one one-hundredth of a share of the Preferred Stock, or in certain circumstances, to receive cash, property, common stock or other securities of the Company, at the respective purchase prices specified in the Plans, subject to adjustment. The Board of Directors has reserved 200,000 shares of the Preferred Stock for issuance upon exercise of Rights under the Plans.

          Each Unit (consisting of one one-hundredth of a share) of Preferred Stock, if issued upon exercise of Rights under the Plans:

     - will be redeemable at any time in whole, but not in part, at the option of the Company's Board of Directors at a cash price per Unit equal to the average market value of a share of common stock, plus dividends accrued and unpaid thereon;

     - will entitle the holder on a cumulative basis to receive quarterly dividend payments of $0.10 per Unit ($10.00 per share), subject to adjustment, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

     - will entitle holders upon liquidation to receive, subject to adjustment, $1.00 per Unit ($100 per share) plus an amount equal to accrued and unpaid dividends and distributions thereon, prior to any distribution with respect to the common stock, and following distribution of an equivalent amount with respect to the common stock, to participate on a pro rata basis with the common stock in any further distribution in respect of such stock;

     - will have the same voting power as one share of the Company's common stock, voting together with such common stock as one class on all matters submitted to a vote of stockholders;

     - if shares of the Company's common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per Unit payment equal to the payment made on one share of common stock; and

     - based on these terms, is expected to have a value approximately equal to the value of one share of the Company's common stock.

          This summary description of the rights and preferences of the Preferred Stock is qualified in its entirety by reference to the text of the Articles of Amendment which is attached hereto as Exhibit 3(i).1 and incorporated by reference herein.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3(i).1 Articles of Amendment of the Articles of Organization of LSB Corporation, as submitted for filing in the Office of the Secretary of the Commonwealth of Massachusetts, December 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB CORPORATION

DATED: January 6, 2006


By: /s/ Gerald T. Mulligan
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    Gerald T. Mulligan, President and
    Chief Executive Officer